Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the inclusion in the Gold Banc Corporation, Inc. Current Report on Form 8-K dated October 21, 1998, filed with the Securities and Exchange Commission, of our report dated February 6, 1998, except for Note 17 as to which the date is May 19, 1998, with respect to First State Bancorp, Inc.'s financial statements as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997.


                                           /s/ Baird, Kurtz & Dobson

Joplin, Missouri
November 4, 1998